EX-99.23d(62)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES, INC


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and STANDARD & POOR'S INVESTMENT ADVISORY SERVICES, INC, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend Schedule B to the Agreement and Schedule B is hereby deleted and replaced in its entirety with Schedule B dated January 1, 2004, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of January, 2004.


JACKSON NATIONAL ASSET              STANDARD & POOR'S INVESTMENT
MANAGEMENT, LLC                     ADVISORY SERVICES, INC.


By:   /s/ Andrew B. Hopping         By:  /s/ David J. Braverman
     ---------------------------        ----------------------------------

Name: ANDREW B. HOPPING             Name:  David J. Braverman
      --------------------------          --------------------------------

Title:   PRESIDENT                  Title:  Vice President
         -----------------------           -------------------------------

                                   SCHEDULE B
                              DATED JANUARY 1, 2004

                                 (Compensation)


                           S&P/JNL Core Index 100 Fund
                           S&P/JNL Core Index 50 Fund
                           S&P/JNL Core Index 75 Fund
                       S&P/JNL Conservative Growth Fund I
                         S&P/JNL Moderate Growth Fund I
                        S&P/JNL Aggressive Growth Fund I
                      S&P/JNL Very Aggressive Growth Fund I
                          S&P/JNL Equity Growth Fund I
                    S&P/JNL Equity Aggressive Growth Fund I
                      S&P/JNL Conservative Growth Fund II
                        S&P/JNL Moderate Growth Fund II
                       S&P/JNL Aggressive Growth Fund II
                     S&P/JNL Very Aggressive Growth Fund II
                         S&P/JNL Equity Growth Fund II
                    S&P/JNL Equity Aggressive Growth Fund II
                        S&P/JNL Conservative Growth Fund
                          S&P/JNL Moderate Growth Fund
                         S&P/JNL Aggressive Growth Fund

                     ASSETS                         ANNUAL RATE
                     ------                         -----------
                     $0 to $1.3 billion                .07%
                     Over $1.3 billion                 .05%